Exhibit 99.1
PRESS RELEASE

Accelevation Announces New Credit Agreement
New facilities enhance financial flexibility and support long-term growth
MIAMISBURG, Ohio, October 13, 2026 - Accelevation Holdings Corp. (Nasdaq: ACCV) (“Accelevation”), a
leading designer, manufacturer and installer of customized structural, electrical and mechanical systems for mission-critical infrastructure, today announced that it has entered into a new $650 million senior secured credit agreement that replaces its former credit facilities established prior to the company’s initial public offering. The new facilities consist of a $400 million revolving credit facility and a $250 million Term Loan A, mature in 2031, and are currently priced at Term Secured Overnight Financing Rate (SOFR) plus 1.50% to
2.50%, compared to the prior rate of SOFR plus 4.50% to 5.25%.
“We are pleased to announce the closing of these new facilities, which strengthen our balance sheet and enhance our financial flexibility as we continue to execute our growth strategy,” said Ken Krause, Chief
Financial Officer of Accelevation. “As we transition to the public equity market with a lower level of debt, it was important to access more cost-efficient capital. The new facilities extend our maturity profile, reduce our borrowing costs, and provide flexibility to continue investing in our business. We believe this capital structure positions us well to support our customers and execute our long-term strategic priorities.”
Bank of America, N.A. served as administrative agent and collateral agent for the credit facilities. BofA
Securities, Inc., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., KeyBank National
Association and PNC Capital Markets LLC served as joint lead arrangers, and BofA Securities, Inc. and
JPMorgan Chase Bank, N.A. served as joint bookrunners.
About Accelevation
Accelevation is a leading designer, manufacturer and installer of customized structural, electrical and mechanical systems for mission-critical infrastructure. Its vertically integrated model combines U.S.-based manufacturing and nationwide field service capabilities to move customers faster from design through deployment with innovative, factory-built solutions engineered for speed, scalability and certainty.
Accelevation solves complex needs at scale while investing in its communities, growing the skilled trades and creating opportunities for people to build lasting careers and share in the value they create. Accelevation’s principal executive offices are located at 9555 N. Springboro Pike, Suite 400, Miamisburg, Ohio 45342, and its
telephone number is (937) 258-0616.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. Forward-
looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,”
“should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-
looking statements include all statements that are not historical facts, including the expected benefits from the entry into the new facilities and the execution of our growth strategy and long-term strategic priorities.
Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including the risk factors described in the Company’s Rule
424(b)(4) prospectus filed with the Securities and Exchange Commission on October 1, 2026. There is no
assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-
looking statement, whether as a result of new information, future developments or otherwise.
For Further Information

Investor Relations Contact Larry De Maria ir@accelevation.com +1 (937) 560-1133	Media Contact Chandler Martin media@accelevation.com +1 (937) 802-2931